CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on forms S-8 (File Nos. 33-40356, 33-40357, 33-52635, 33-52637, 33-58407, 33-58409, 333-04481, 333-25569, 333-25623, 333-37619, 333-66169, 333-80943, 333-80945, 333-88669) and forms S-3 (File Nos. 33-59445, 333-02133, 333-07309, 333-15283, 333-25241, 333-32023, 333-37419) of ADC Telecommunications, Inc.) of our report dated March 2, 1999 relating to the consolidated financial statements of Saville Systems PLC as of and for the year ended December 31, 1998, which report is included in this form 10-K.

/s/ PRICEWATERHOUSECOOPERS
PricewaterhouseCoopers
Chartered Accountants and Registered Auditors
Dublin, Ireland
December 29, 1999